UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 12, 2009

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

7 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On August 12, 2009, Sonus Networks, Inc. (the “Company”) committed to a restructuring initiative to further reduce its workforce by approximately 93 people, or 10% of employees worldwide.  On August 13, 2009, the Company issued a press release announcing this initiative.

The Company expects to incur approximately $1.4 million to $1.9 million in cash expenditures for severance and related costs, which the Company expects to record in the third quarter of fiscal 2009 and anticipates annual compensation-related cash savings of approximately $9.4 million to $10.3 million as a result of this restructuring initiative.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that use the words “will,” “estimates,” “expects,” or similar words that describe the Company’s or its management’s future expectations, plans, objectives or goals are “forward-looking statements” and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and assumptions.  These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in this Current Report on Form 8-K, the press release furnished herewith as well as in the Company’s other documents filed with the SEC, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are filed herewith:

(d)	Exhibits

The following exhibit relating to Item 2.05 shall be deemed to be furnished, and not filed:

99.1 Press release of Sonus Networks, Inc. dated August 13, 2009 reporting restructuring costs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2009	SONUS NETWORKS, INC.
By:
/s/ Richard J. Gaynor
Richard J. Gaynor
Chief Financial Officer

Exhibit Index

99.1                           Press release of Sonus Networks, Inc. dated August 13, 2009 reporting restructuring costs.